As filed with the Securities and Exchange Commission on July 30, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM S-8

Registration Statement Under the Securities Act of 1933

________________________
CENTENE CORPORATION
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	42-1406317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7700 Forsyth Boulevard St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

CENTENE CORPORATION
2012 STOCK INCENTIVE PLAN, AS AMENDED
(Full Title of the Plan)

Keith H. Williamson
Centene Corporation
7700 Forsyth Boulevard
St. Louis, MO 63105
(314) 725-4477
(Name, address and telephone number, including area code, of agent for service)

Copies of all correspondence to:
J. Mark Klamer, Esq.
Bryan Cave LLP
211 N. Broadway, Suite 3600
St. Louis, Missouri 63102
(314) 259-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒     Accelerated filer ☐     Non-accelerated filer ☐ Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,935,162	$73.75	$142,718,197.50	$18,382.10

(1)
This registration statement also covers an indeterminate number of additional shares of common stock of Centene Corporation (the “Registrant”) that may be issued pursuant to the Centene Corporation 2012 Stock Incentive Plan, as amended (the “Plan”), by reason of stock splits, stock dividends, recapitalizations or similar transactions pursuant to rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act based on the average of the high and low sale prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on July 25, 2014.

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Centene Corporation (the “Company”) is filing this Registration Statement to register under the Securities Act an additional 1,935,162 shares of the Company’s Common Stock to be issued pursuant to the 2012 Stock Incentive Plan, As Amended. Pursuant to General Instruction E to Form S-8, the contents of the Company’s prior registration statement on Form S-8 filed on April 26, 2012 (Registration No. 333-180976) are incorporated herein by reference and this Registration Statement is only required to include those items specified by such instruction.

Unless the context otherwise requires, references made herein to “Centene,” “we,” “us,” “our” and “ours” refer to Centene Corporation and its consolidated subsidiaries.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the SEC, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act. Such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents listed in (a) through (d) below, which are on file with the SEC, are incorporated herein by reference (except for the portions thereof “furnished” but not “filed” or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement):

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 21, 2014;

(b) The Company’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014, filed with the SEC on April 22, 2014 and July 22, 2014, respectively;

(c) The Company’s Current Reports on Form 8-K filed with the SEC on February 6, 2014 April 22, 2014 (Film Number 14776989), April 29, 2014, June 5, 2014 and July 1, 2014; and

(d) The description of the Company’s common stock contained in our registration statement on Form 8-A filed with the SEC on October 14, 2003, as amended by our Forms 8-A/A filed with the SEC on December 17, 2004 and April 26, 2007, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents except that the portion of any document “furnished” but not “filed” shall not be incorporated by reference herein.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act and, accordingly, no description is provided hereunder.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware, as amended (the “DGCL” or “Delaware law”), allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was one of our directors, officers, agents or employees or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner which the person reasonably believed to be in our best interest, or not opposed to our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by us or in our right as well but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to us, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted under Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock re-purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our by-laws provide that:

•	we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

•	we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our board of directors; and

•	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our certificate of incorporation and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain general liability insurance on behalf of our directors and executive officers insuring them against any liability asserted against them based on acts or omissions in their capacities as directors or officers or arising out of such status.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

Item 9. Undertakings.

(a)    The undersigned Registrant hereby undertakes;

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of the Plan’s annual report pursuant to Section 15(d) under the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Clayton, State of Missouri, on July 30, 2014.

CENTENE CORPORATION

By:	/s/ Michael F. Neidorff
Michael F. Neidorff Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael F. Neidorff and William N. Scheffel, or either of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael F. Neidorff	Chairman, President and Chief Executive Officer	July 22, 2014
Michael F. Neidorff	(Principal Executive Officer)

/s/ William N. Scheffel	Executive Vice President, Chief Financial Officer and Treasurer	July 22, 2014
William N. Scheffel	(Principal Financial Officer)

/s/ Jeffrey A. Schwaneke	Senior Vice President, Corporate Controller and Chief Accounting Officer	July 22, 2014
Jeffrey A. Schwaneke	(Principal Accounting Officer)

/s/ Orlando Ayala	Director	July 22, 2014
Orlando Ayala

/s/ Robert K. Ditmore	Director	July 22, 2014
Robert K. Ditmore

/s/ Fred H. Eppinger	Director	July 22, 2014
Fred H. Eppinger

/s/ Richard A. Gephardt	Director	July 22, 2014
Richard A. Gephardt

/s/ Pamela A. Joseph	Director	July 22, 2014
Pamela A. Joseph
/s/ John R. Roberts	Director	July 22, 2014
John R. Roberts

/s/ David L. Steward	Director	July 22, 2014
David L. Steward

/s/ Tommy G. Thompson	Director	July 22, 2014
Tommy G. Thompson

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of Centene Corporation, incorporated by reference to Exhibit 3.2 to the Company’s Form S-1 filed October 9, 2001.

3.1a	Certificate of Amendment to Certificate of Incorporation of Centene Corporation, dated November 8, 2001, incorporated by reference to Exhibit 3.2a to Form S-1/A filed November 13, 2001.

3.1b
Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware, incorporated by reference to Exhibit 3.1b to Form 10-Q filed July 26, 2004.

3.1c
Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware, incorporated by reference to Exhibit 3.1c to Form S-3ASR filed May 16, 2014.

3.2	By-laws of Centene Corporation, as amended effective as of February 3, 2014, incorporated by reference to Exhibit 3.1 to Form 8-K filed February 6, 2014.

4.1	Centene Corporation 2012 Stock Incentive Plan, As Amended incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 22, 2014.

5.1	Opinion of Counsel.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).